EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE

PUBLIC COMPANY ACCOUNTING REFORM AND INVESTOR PROTECTION ACT OF 2002

In connection with the periodic report of California Bancorp (the “Company”) on Form 10-Q for the period ended September 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Thomas A. Sa, President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

    (1) the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

    (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: November 9, 2023

/s/ Thomas A. Sa
Thomas A. Sa President and Chief Financial Officer